The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated February 6, 2025

PRICING SUPPLEMENT dated February , 2025

(To Product Supplement No. WF1 dated November 25, 2024,

Underlying Supplement No. ELN-1 dated November 25, 2024,

Prospectus Supplement dated May 26, 2022

and Prospectus dated May 26, 2022)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-264388

Bank of Montreal Senior Medium-Term Notes, Series I Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

■	Linked to the lowest performing of the Russell 2000® Index and the S&P 500® Index (each referred to as an “Underlier”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing Underlier on the call date or the final calculation day, as applicable. The lowest performing Underlier on the call date or the final calculation day is the Underlier with the lowest underlier return on that day, calculated for each Underlier as the percentage change from its starting value to its closing value on that day
■	Automatic Call. If the closing value of the lowest performing Underlier on the call date occurring approximately one year after issuance is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a call premium of at least 13.00% of the face amount (to be determined on the pricing date)
■	Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be greater than, equal to or less than the face amount depending on the ending value of the lowest performing Underlier on the final calculation day as follows:
■	If the ending value of the lowest performing Underlier on the final calculation day is greater than its starting value, you will receive the face amount plus a positive return equal to 150% of the percentage increase in the value of that Underlier from its starting value
■	If the ending value of the lowest performing Underlier on the final calculation day is less than its starting value but not by more than 25%, you will receive the face amount
■	If the ending value of the lowest performing Underlier on the final calculation day is less than its starting value by more than 25%, you will have full downside exposure to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value, and you will lose more than 25%, and possibly all, of the face amount of your securities
■	Investors may lose a significant portion or all of the face amount
■	If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of either Underlier, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of either Underlier at the upside participation rate
■	Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on the call date or the final calculation day, as applicable. You will not benefit in any way from the performance of the better performing Underlier. Therefore, you will be adversely affected if either Underlier performs poorly, even if the other Underlier performs favorably
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue any securities included in either Underlier for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity or automatic call

On the date of this preliminary pricing supplement, the estimated initial value of the securities is $966.10 per security. The estimated initial value of the securities at pricing may differ from this value but will not be less than $916.00 per security. However, as discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-2 of the prospectus supplement and page 8 of the prospectus.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The securities are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$25.75	$974.25
Total
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Terms of the Securities

Issuer:	Bank of Montreal.
The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values and threshold values are set forth in the table below.
Market Measures:	Market Measure	Bloomberg Ticker Symbol	Starting Value(1)	Threshold Value(2)
	The Russell 2000® Index	RTY
	The S&P 500® Index	SPX
(1) With respect to each Underlier, its closing value on the pricing date.
(2) With respect to each Underlier, 75% of its starting value.
Pricing Date*:	February 14, 2025.
Issue Date*:	February 20, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the closing value of the lowest performing Underlier on the call date is greater than or equal to its starting value, the securities will be automatically called, and on the call settlement date, you will receive the face amount per security plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of either Underlier, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of either Underlier at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date*:	February 20, 2026, subject to postponement.
Call Premium:	At least 13.00% of the face amount, or at least $130.00 per $1,000 face amount of the securities (the actual call premium will be determined on the pricing date).
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).

PRS-2

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Maturity Payment Amount:

If the securities are not automatically called on the call date, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•    if the ending value of the lowest performing Underlier on the final calculation day is greater than its starting value:

$1,000 + ($1,000 × underlier return of the lowest performing Underlier on the final calculation day × upside participation rate)

•    if the ending value of the lowest performing Underlier on the final calculation day is less than or equal to its starting value, but greater than or equal to its threshold value: $1,000; or

•    if the ending value of the lowest performing Underlier on the final calculation day is less than its threshold value:

$1,000 + ($1,000 × underlier return of the lowest performing Underlier on the final calculation day)

If the securities are not automatically called, and the ending value of the lowest performing Underlier on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value and will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Stated Maturity Date*:	February 17, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Lowest Performing Underlier:	For the call date or the final calculation day, the “lowest performing Underlier” will be the Underlier with the lowest underlier return on that day.
Closing Value:	With respect to each Underlier, closing value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Value:	The “ending value” of an Underlier will be its closing value on the final calculation day.
Upside Participation Rate:	150%.
Underlier Return:

For the call date or the final calculation day, the “underlier return” with respect to an Underlier is the percentage change from its starting value to its closing value on that day, measured as follows:

closing value on that day – starting value

starting value

Final Calculation Day*:	February 14, 2028, subject to postponement.
Market Disruption Events and Postponement Provisions:

The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the final calculation day, the call settlement date, and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each of the call date and the final calculation day is a “calculation day,” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:	For a discussion of material U.S. federal income and certain estate tax consequences and Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Income Tax Considerations” below and the sections of the product supplement entitled “United States Federal Income Tax Considerations” and “Canadian Federal Income Tax Consequences.”

PRS-3

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $25.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06376D4X9

*	To the extent that we make any change to the expected pricing date or expected issue date, the call date, the final calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement no. WF1 dated November 25, 2024, underlying supplement no. ELN-1 dated November 25, 2024, the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, underlying supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, underlying supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated November 25, 2024:

https://www.sec.gov/Archives/edgar/data/927971/000121465924019574/g1121240424b2.htm

•	Underlying Supplement No. ELN-1 dated November 25, 2024:

https://www.sec.gov/Archives/edgar/data/927971/000121465924019577/p116241424b2.htm

•	Prospectus Supplement and Prospectus dated May 26, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

PRS-5

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Estimated Value of the Securities

Our estimated initial value of the securities equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities is based on market conditions at the time it is calculated.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-6

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek a fixed return equal to the call premium if the securities are automatically called on the call date;

▪	understand that the securities may be automatically called prior to the stated maturity and that the term of the securities may be reduced;

▪	seek 150% leveraged exposure to the upside performance of the lowest performing Underlier on the final calculation day if the securities are not automatically called and its ending value is greater than its starting value;

▪	desire payment of the face amount at maturity if the securities are not automatically called so long as the ending value of the lowest performing Underlier on the final calculation day is not less than its starting value by more than 25%;

▪	are willing to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlier on the final calculation day is less than its starting value by more than 25%, they will be fully exposed to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value, and will lose more than 25%, and possibly all, of the face amount per security at maturity;

▪	understand that the return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on the call date or the final calculation day, as applicable, and that they will not benefit in any way from the performance of the better performing Underlier;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

▪	understand and are willing to accept the full downside risks of each Underlier;

▪	are willing to forgo interest payments on the securities and dividends on the securities included in the Underliers; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

▪	seek a security with a fixed term;

▪	are unwilling to accept the risk that the securities will not be automatically called and the ending value of the lowest performing Underlier on the final calculation day may decrease from its starting value by more than 25%;

▪	seek full return of the face amount of the securities at stated maturity;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the Underliers;

▪	seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

▪	seek exposure to the Underliers but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Underliers generally, or to the exposure to the Underliers that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “The Russell 2000® Index” and “The S&P 500® Index” below.

PRS-7

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will be determined based on the closing value of the lowest performing Underlier on the call date as follows:

Step 1: Determine which Underlier is the lowest performing Underlier on the call date. The lowest performing Underlier on the call date is the Underlier with the lowest underlier return on the call date, calculated for each Underlier as the percentage change from its starting value to its closing value on the call date.

Step 2: Determine whether the securities are automatically called for the call premium based on the closing value of the lowest performing Underlier on the call date, as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day. The lowest performing Underlier on the final calculation day is the Underlier with the lowest underlier return on the final calculation day, calculated for each Underlier as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day, as follows:

PRS-8

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement and prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Value Of The Lowest Performing Underlier On The Final Calculation Day Is Less Than Its Threshold Value, You Will Lose More Than 25%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

If the securities are not automatically called, we will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending value of the lowest performing Underlier on the final calculation day relative to its starting value and the other terms of the securities. Because the value of each Underlier will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the securities are not automatically called and the ending value of the lowest performing Underlier on the final calculation day is less than its threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value. The threshold value for each Underlier is 75% of its starting value. For example, if the lowest performing Underlier on the final calculation day has declined by 25.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside feature and you will lose 25.1% of the face amount per security. As a result, you will not receive any protection if the ending value of the lowest performing Underlier on the final calculation day is less than its threshold value and you will lose more than 25%, and possibly all, of the face amount per security at maturity. This is the case even if the value of the lowest performing Underlier on the final calculation day is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

If the securities are not automatically called, even if the ending value of the lowest performing Underlier on the final calculation day is greater than its starting value, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same stated maturity date.

If The Securities Are Automatically Called, Your Return Will Be Limited To The Call Premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of either Underlier, which may be significant. Accordingly, if the securities are automatically called, the return on the securities may be less than the return on a direct investment in the securities included in either Underlier. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of either Underlier at the upside participation rate.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Either Underlier Performs Poorly, Even If The Other Underlier Performs Favorably.

You are subject to the full risks of each Underlier. If either Underlier performs poorly, you will be negatively affected, even if the other Underlier performs favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of one Underlier could offset the poor performance of the other Underlier. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier on the call date or the final calculation day, as applicable. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlier That Is The Lowest Performing Underlier On The Call Date Or The Final Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlier.

Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on the call date or the final calculation day, as applicable. Although it is necessary for each Underlier to close at or above its respective starting value on the call date in order for the securities to be automatically called for the call premium or at or above its respective threshold value in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlier. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underlier would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

PRS-9

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

You Will Be Subject To Risks Resulting From The Relationship Between The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underlier is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underliers will be over the term of the securities. To the extent the Underliers represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Do Not Pay Interest.

The securities will not pay any interest. Accordingly, you should not invest in the securities if you seek current income during the term of the securities.

The Securities Are Subject To Credit Risk.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any securities included in either Underlier for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the securities. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the securities, possibly retroactively.

You should review carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

The final calculation day will be postponed if the originally scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs will include any agent discount and selling concessions and the cost of hedging our obligations under the securities through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

PRS-10

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Underliers, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation between the Underliers; time remaining to maturity; and dividend yields on the securities included in the Underliers. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to these factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, your return will be limited to the call premium, and you will not receive the potentially higher payment that may have been paid if you had held the securities until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of either or both Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

PRS-11

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

Whether The Securities Will Be Automatically Called And The Maturity Payment Amount Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the Underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Underliers for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Underliers would have.

•	Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

•	Changes That Affect The Underliers May Adversely Affect The Value Of The Securities, Whether The Securities Will Be Automatically Called And The Maturity Payment Amount.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underliers.

•	We And Our Affiliates Have No Affiliation With Either Underlier Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The Russell 2000® Index.

The Russell 2000® Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the Russell 2000® Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

PRS-12

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underliers may adversely affect the values of the Underliers.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-13

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting value or threshold value of either Underlier. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value of either Underlier. The actual starting value and threshold value for each Underlier will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call, and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premium:	13.00% of the face amount (the lowest possible call premium that may be determined on the pricing date)
Upside Participation Rate:	150%
Hypothetical Starting Value:	For each Underlier, 100.00
Hypothetical Threshold Value:	For each Underlier, 75.00 (75% of the hypothetical starting value)

Hypothetical Payout Profile

PRS-14

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 13.00%.

If the securities are not automatically called:

Hypothetical ending value of the lowest performing Underlier	Hypothetical underlier return of the lowest performing Underlier(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$2,500.00	150.00%
175.00	75.00%	$2,125.00	112.50%
150.00	50.00%	$1,750.00	75.00%
140.00	40.00%	$1,600.00	60.00%
130.00	30.00%	$1,450.00	45.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The underlier return is equal to the percentage change from the starting value to the ending value (i.e., the ending value minus the starting value, divided by the starting value).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-15

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing value of the lowest performing Underlier on the call date is greater than its starting value, and the securities are automatically called on the call date:

	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00
Hypothetical closing value on the call date:	150.00	130.00
Hypothetical underlier return on the call date:	50.00%	30.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the call date.

In this example, S&P 500® Index has the lowest underlier return and is, therefore, the lowest performing Underlier on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical closing value of the lowest performing Underlier on the call date is greater than its hypothetical starting value, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 13.00% of the face amount. Even though the lowest performing Underlier on the call date appreciated by 30.00% from its starting value to its closing value on the call date in this example, your return is limited to the call premium of 13.00%.

On the call settlement date, you would receive $1,130.00 per security.

Example 2. The securities are not automatically called. The maturity payment amount is greater than the face amount:

	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00
Hypothetical closing value on the call date:	80.00	95.00
Hypothetical ending value:	110.00	150.00
Hypothetical threshold value:	75.00	75.00
Hypothetical underlier return on the final calculation day:	10.00%	50.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Russell 2000® Index has the lowest underlier return and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing Underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing Underlier on the call date is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier on the final calculation day is greater than its hypothetical starting value, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × underlier return of the lowest performing Underlier on the final calculation day × upside participation rate)

$1,000 + ($1,000 × 10.00% × 150.00%)

= $1,150.00

On the stated maturity date, you would receive $1,150.00 per security.

PRS-16

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

Example 3. The securities are not automatically called. Maturity payment amount is equal to the face amount:

	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00
Hypothetical closing value on the call date:	80.00	90.00
Hypothetical ending value:	95.00	120.00
Hypothetical threshold value:	75.00	75.00
Hypothetical underlier return on the final calculation day:	-5.00%	20.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Russell 2000® Index has the lowest underlier return and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing Underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing Underlier on the call date is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value, but not by more than 25%, you would not lose any of the face amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. Maturity payment amount is less than the face amount:

	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00
Hypothetical closing value on the call date:	75.00	80.00
Hypothetical ending value:	150.00	50.00
Hypothetical threshold value:	75.00	75.00
Hypothetical underlier return on the final calculation day:	50.00%	-50.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the S&P 500® Index has the lowest underlier return and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing Underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing Underlier on the call date is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value by more than 25%, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + ($1,000 × underlier return of the lowest performing Underlier on the final calculation day)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security. As this example illustrates, if either Underlier depreciates from its starting value to its ending value by more than 25%, you will incur a loss on the securities at maturity, even if the other Underlier has appreciated or has not declined below its threshold value.

PRS-17

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the Russell 2000® Index, see “Description of Indices—The Russell Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 2, 2020 to February 3, 2025. The closing level on February 3, 2025 was 2,258.416. The historical performance of the Russell 2000® Index should not be taken as an indication of its future performance during the term of the securities.

PRS-18

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500® Index, see “Description of Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 2, 2020 to February 3, 2025. The closing level on February 3, 2025 was 5,994.57. The historical performance of the S&P 500® Index should not be taken as an indication of its future performance during the term of the securities.

PRS-19

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the S&P 500® Index due February 17, 2028

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation in the final pricing supplement. Assuming this treatment of the securities is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders— Securities Treated as Open Transactions” in the accompanying product supplement.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the securities may be treated as contingent payment debt instruments, which would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any underlying security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any underlying security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether a non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-20